EXHIBIT 99.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

                                          :
In re:                                    :  Chapter 11
                                          :
FN ESTATE, INC, ET AL.,                   :  Case No. 03-23143 (TMT)
                                          :  (Jointly Administered)
            Debtors.                      :
                                          :

================================================================================
                            JOINT PLAN OF LIQUIDATION
                             DATED DECEMBER 30, 2004
================================================================================


                                          SCHNADER HARRISON SEGAL & LEWIS LLP
                                          Nicholas J. LePore III, Esquire
                                          1600 Market Street, Suite 3600
                                          Philadelphia, Pennsylvania 19103
                                          (215) 751-2286
                                          (215) 751-2205 (fax)
                                          nlepore@schnader.com

                                          COUNSEL TO DEBTORS AND
                                          DEBTORS-IN-POSSESSION

                                          - AND -

                                          REED SMITH LLP
                                          Robert P. Simons, Esq.
                                          435 Sixth Avenue
                                          Pittsburgh, Pennsylvania 15219
                                          (412) 288-3131
                                          (412) 288-3063 (fax)
                                          rsimons@reedsmith.com

                                          COUNSEL TO THE OFFICIAL COMMITTEE OF
                                          UNSECURED CREDITORS

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                  ARTICLE I.            DEFINITIONS AND INTERPRETATION                                           1

         1.1      Administrative Agent...........................................................................1

         1.2      Administrative Expense Claim...................................................................1

         1.3      Allowed........................................................................................1

         1.4      Avoidance Actions..............................................................................2

         1.5      Bankruptcy Code................................................................................2

         1.6      Bankruptcy Court...............................................................................2

         1.7      Bankruptcy Rules...............................................................................2

         1.8      Business Day...................................................................................2

         1.9      Cash...........................................................................................2

         1.10     Causes of Action...............................................................................2

         1.11     Chapter 11 Cases...............................................................................2

         1.12     Claim..........................................................................................2

         1.13     Claims Register................................................................................2

         1.14     Class..........................................................................................2

         1.15     Collateral.....................................................................................3

         1.16     Commencement Date..............................................................................3

         1.17     Confirmation Date..............................................................................3

         1.18     Confirmation Hearing...........................................................................3

         1.19     Confirmation Order.............................................................................3

         1.20     Creditors' Committee...........................................................................3

         1.21     Daslic.........................................................................................3

         1.22     Daslic Claim...................................................................................3

         1.23     Debtor.........................................................................................3

         1.24     Debtor Subsidiaries............................................................................3

         1.25     Debtors........................................................................................3

         1.26     Disclosure Statement...........................................................................3

         1.27     Disputed.......................................................................................3

         1.28     Distribution Record Date.......................................................................4

         1.29     Effective Date.................................................................................4

         1.30     Equity Interest................................................................................4

         1.31     Estate or Estates..............................................................................4

         1.32     Estate Property................................................................................4


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         1.33     Final Order....................................................................................4

         1.34     General Unsecured Claim........................................................................4

         1.35     Intercompany Claim.............................................................................5

         1.36     Law............................................................................................5

         1.37     Lien...........................................................................................5

         1.38     Oversight Board................................................................................5

         1.39     Person.........................................................................................5

         1.40     Plan...........................................................................................5

         1.41     Post Confirmation Expenses.....................................................................5

         1.42     Priority Non-Tax Claim.........................................................................5

         1.43     Priority Tax Claim.............................................................................5

         1.44     Pro Rata Share.................................................................................5

         1.45     Schedules......................................................................................5

         1.46     Secured Claim..................................................................................5

         1.47     Tax Code.......................................................................................6

                  ARTICLE II.           ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS                    6

         2.1      Administrative Expense Claims..................................................................6

         2.2      Compensation and Reimbursement Claims..........................................................6

         2.3      Fees Under 28 U.S.C. ss. 1930..................................................................6

         2.4      Priority Tax Claims............................................................................6

                  ARTICLE III.          CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS                            7

                  ARTICLE IV.           TREATMENT OF CLAIMS AND EQUITY INTERESTS                                 7

         4.1      Class 1 - Priority Non-Tax Claims..............................................................7

         4.2      Class 2 - General Unsecured Claims.............................................................7

         4.3      Class 3 - Daslic Claim.........................................................................7

         4.4      Class 4 - Equity Interests.....................................................................7


                  ARTICLE V.            PROVISIONS GOVERNING DISTRIBUTIONS                                       8

         5.1      Distribution Record Date.......................................................................8

         5.2      Method of Distributions Under the Plan.........................................................8

         5.3      Withholding and Reporting Requirements........................................................12


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         5.4      Time Bar to Cash Payments.....................................................................12

         5.5      Minimum Distributions.........................................................................13

         5.6      Setoffs.......................................................................................13

         5.7      Transactions on Business Days.................................................................13

         5.8      Allocation of Plan Distribution Between Principal and Interest................................13

                  ARTICLE VI.           MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN                      13

         6.1      Substantive Consolidation.....................................................................13

         6.2      Substantive Consolidation Order...............................................................14

         6.3      Distributions to Holders as of the Distribution Record Date...................................14

         6.4      Closing of Chapter 11 Cases by Charitable Gift................................................14

         6.5      Release of Liens..............................................................................15

         6.6      Cancellation of Existing Securities and Agreements............................................15

         6.7      Creation of Oversight Board...................................................................15

         6.8      Administrative Agent's and Debtors' Post-Confirmation Roles; Dissolution......................16

         6.9      Books and Records.............................................................................17

         6.10     Corporate Action..............................................................................18

         6.11     Effectuating Documents and Further Transactions...............................................18

                  ARTICLE VII.          PROCEDURES FOR DISPUTED CLAIMS                                          18

         7.1      Objections to Claims..........................................................................18

         7.2      No Distribution Pending Allowance.............................................................18

         7.3      Resolution of Disputed Claims.................................................................18

         7.4      Estimation....................................................................................19

         7.5      Allowance of Disputed Claims..................................................................19

         7.6      Distributions to Holders of Allowed Claims Upon Disallowance of Disputed Claims...............19

                  ARTICLE VIII.         EXECUTORY CONTRACTS AND UNEXPIRED LEASES                                19

         8.1      Executory Contracts and Unexpired Leases......................................................19

         8.2      Approval of Rejection of Executory Contracts and Unexpired Leases.............................20

         8.3      Rejection Claims..............................................................................20

                  ARTICLE IX.           EFFECTIVENESS OF THE PLAN                                               20

         9.1      Condition Precedent to Confirmation of Plan...................................................20


                                                        iii
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         9.2      Conditions Precedent to Effective Date........................................................20

         9.3      Satisfaction of Conditions....................................................................20

         9.4      Effect of Nonoccurrence of Conditions to Effective Date.......................................21

                  ARTICLE X.            EFFECT OF CONFIRMATION                                                  21

         10.1     Vesting of Assets.............................................................................21

         10.2     Release of Assets.............................................................................21

         10.3     Binding Effect................................................................................21

         10.4     Term of Injunctions or Stays..................................................................21

         10.5     Causes of Action..............................................................................21

         10.6     Injunction....................................................................................22

         10.7     Injunction Against Interference with Plan.....................................................22

         10.8     Retention and Preservation of Claim Objections and Causes of Action...........................22


                  ARTICLE XI.           RETENTION OF JURISDICTION                                               23

         11.1     Jurisdiction of Bankruptcy Court..............................................................23

                  ARTICLE XII.          CRAMDOWN RESERVATION                                                    24

         12.1      Nonconsensual Confirmation...................................................................24

                  ARTICLE XIII.         MISCELLANEOUS PROVISIONS                                                25

         13.1     Dissolution of Creditors' Committee...........................................................25

         13.2     Record Date...................................................................................25

         13.3     Substantial Consummation......................................................................25

         13.4     Exemption from Transfer Taxes.................................................................25

         13.5     Releases......................................................................................25

         13.6     Exculpation...................................................................................25

         13.7     Standard of Care; Indemnification; Exculpation................................................26

         13.8     Reliance by Administrative Agent..............................................................26

         13.9     Discharge of Claims and Termination of Equity Interests.......................................27

         13.10    Post-Confirmation Date Fees and Expenses......................................................27

         13.11    Payment of Statutory Fees.....................................................................27

         13.12    Modification of Plan..........................................................................27

         13.13    Revocation or Withdrawal of Plan..............................................................28

         13.14    Courts of Competent Jurisdiction..............................................................28


                                                         iv
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         13.15    Severability..................................................................................28

         13.16    Governing Law.................................................................................28

         13.17    Exhibits......................................................................................28

         13.18    Successors and Assigns........................................................................28

         13.19    Time..........................................................................................29

         13.20    Notices.......................................................................................29


                                                         v
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


                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

                                                     :
In re:                                               :Chapter 11
                                                     :
FN ESTATE, INC., ET AL.,                             :Case No. 03-23143 (TMT)
                                                     :(Jointly Administered)
           Debtors.                                  :
                                                     :

================================================================================
                            JOINT PLAN OF LIQUIDATION
                             DATED DECEMBER 30, 2004
================================================================================

         FN Estate, Inc., f/k/a Fastnet Corporation, the above-captioned parent debtor and debtor-in-possession, and its subsidiary debtors-in-possession which are being jointly administered in this case, and the Official Committee of Unsecured Creditors propose the following chapter 11 joint plan of liquidation pursuant to Section 1121(a) of title 11 of the United States Code:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

DEFINITIONS. The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

         1.1 ADMINISTRATIVE AGENT means the Person appointed to serve as such pursuant to Section 5.2(b) of the Plan.

         1.2 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Case allowed under Sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors' estate; any actual and necessary costs and expenses of operating the Debtors' businesses; any indebtedness or obligations incurred or assumed by any of the Debtors, as debtors-in-possession, during the Chapter 11 Cases, including, without limitation, for the acquisition or lease of property or an interest in property; or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtors under Section 1930 of chapter 123 of title 28 of the United States Code.

         1.3 ALLOWED means, with reference to any Claim, (i) any Claim against any of the Debtors that has been listed by such of the Debtors in its Schedules, as such Schedules may be or may have been amended by such of the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any timely filed Claim as to which no objection to allowance has been interposed in accordance with Section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the

Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (iii) any Claim expressly allowed by a Final Order or hereunder.

         1.4 AVOIDANCE ACTIONS means any actions commenced, or that may be commenced, before or after the Effective Date pursuant to Sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

         1.5 BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to this Chapter 11 Case.

         1.6 BANKRUPTCY COURT means the United States District Court for the Eastern District of Pennsylvania, having jurisdiction over these Chapter 11 Cases and, to the extent of any reference made under Section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over these Chapter 11 Cases under Section 151 of title 28 of the United States Code.

         1.7 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of title 28 of the United States Code, as amended from time to time, applicable to this Chapter 11 Case, and any Local Rules of the Bankruptcy Court.

         1.8 BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

         1.9 CASH means legal tender of the United States of America.

         1.10 CAUSES OF ACTION means any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, other than Avoidance Actions, whether known or unknown, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of these Chapter 11 Cases.

         1.11 CHAPTER 11 CASES means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtor on the applicable Commencement Date for the Debtor and the Debtor Subsidiaries, which are being jointly administered by the Bankruptcy Court and styled IN RE FN ESTATE, INC., ET AL., Case No. 03-23143
(TMT).

         1.12 CLAIM has the meaning set forth in Section 101(5) of the Bankruptcy Code.

         1.13 CLAIMS REGISTER means the list maintained by the Bankruptcy Court listing all Claims as scheduled and/or filed in these Chapter 11 Cases.

         1.14 CLASS means any group of Claims or Equity Interests classified by the Plan pursuant to Section 1122(a)(1) of the Bankruptcy Code.

         1.15 COLLATERAL means any property or interest in property of the estate of the Debtors subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

         1.16 COMMENCEMENT DATE means June 10, 2003 for the Debtor and June 13, 2003 for the Debtor Subsidiaries.

         1.17 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

         1.18 CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

         1.19 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.20 CREDITORS' COMMITTEE means the statutory committee of unsecured creditors appointed by the Office of the United States Trustee in these Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code, as the composition of the same has been or may be modified by the addition or removal of members from time to time.

         1.21 DASLIC means Daslic Holdings Company, a Delaware corporation and wholly-owned subsidiary of the Debtor.

         1.22 DASLIC CLAIM means any and all Claims against the Debtors by Daslic.

         1.23 DEBTOR means FN Estate, Inc, f/k/a Fastnet Corporation.

         1.24 DEBTOR SUBSIDIARIES means Netaxs Corporation, SuperNet, Inc., NetReach, Inc., Fastnet Acquisition, Inc., and Fastnet Acquisition Corp.

         1.25 DEBTORS means the Debtor and the Debtor Subsidiaries, collectively. This term shall also refer to the postconfirmation Debtors, the reorganized Debtors.

         1.26 DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, including, without limitation, all exhibits thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

         1.27 DISPUTED means, with respect to any Claim which has not been Allowed pursuant to the Plan or a Final Order,

                  (a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

                  (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors which has not been withdrawn or determined by a Final Order; or (v) any Tort Claim.

         1.28 DISTRIBUTION RECORD DATE means the Confirmation Date.

         1.29 EFFECTIVE DATE means a Business Day on or after the Confirmation Date specified by the Debtors on which (i) no stay of the Confirmation Order is in effect, and (ii) the conditions to the effectiveness of the Plan specified in
Section 9.2 hereof have been satisfied or waived.

         1.30 EQUITY INTEREST means the interest of any holder of an equity security of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

         1.31 ESTATE OR ESTATES means the bankruptcy estate of one or more of the Debtors, as the case may be, created in these Chapter 11 Cases pursuant to
Section 541 of the Bankruptcy Code.

         1.32 ESTATE PROPERTY means property of the Debtors' Estates as defined by Section 541 of the Bankruptcy Code, which will vest in the reorganized Debtors, subject only to the Administrative Agent's obligation to administer, liquidate and distribute the Estate Property in accordance with the terms of the Plan.

         1.33 FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in these Chapter 11 Cases which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for CERTIORARI, or move for a new trial, reargument, or rehearing shall have expired.

         1.34 GENERAL UNSECURED CLAIM means any Claim against the Debtors that is (i) not an Administrative Expense Claim, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, Daslic Claim, or Intercompany Claim, or (ii) otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.

         1.35 INTERCOMPANY CLAIM means any Claim between or by and among the Debtors.

         1.36 LAW means any law, rule, regulation, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by an authority having jurisdiction with respect thereto or charged with administration thereof.

         1.37 LIEN means a judicial lien as defined in Section 101(36) of the Bankruptcy Code; a lien as defined in Section 101(37) of the Bankruptcy Code; a security interest as defined in Section 101(51) of the Bankruptcy Code; a statutory lien as defined in Section 101(53) of the Bankruptcy Code; and any other lien, interest, charge or encumbrance.

         1.38 OVERSIGHT BOARD means the three member board appointed to serve as such pursuant to Section 6.7(a) of the Plan.

         1.39 PERSON has the meaning set forth in Section 101(41) of the Bankruptcy Code.

         1.40 PLAN means this chapter 11 joint plan of liquidation, including exhibits hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

         1.41 POST CONFIRMATION EXPENSES means all costs and expenses incurred by the Debtors from and after the Confirmation Date in the course of liquidation and Plan implementation, including without limitation, professional fees and expenses, salaries, rent, utilities, and taxes.

         1.42 PRIORITY NON-TAX CLAIM means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in Section 507(a)(3), (4), (5), (6), (7), or (9) of the Bankruptcy Code.

         1.43 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.44 PRO RATA SHARE means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

         1.45 SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs filed by each of the Debtors under Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date. 1.46 SECURED CLAIM means a Claim (i) secured by Collateral, to the extent of the value of such Collateral
(a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and any one or more of the Debtors pursuant to a Final Order of the Bankruptcy Court, or (c) as determined by a Final Order in accordance with Section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under Section 553 of the Bankruptcy Code.

         1.47 TAX CODE means title 26 of the United States Code, as amended from time to time.

     INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.
     ---------------------------------------------------------------------

         The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular Section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the Plan. References to "Debtors" shall refer to any one or more of the Debtors, as the case may be, unless the context clearly requires otherwise. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                  ARTICLE II.

              ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
              -----------------------------------------------------

         2.1 ADMINISTRATIVE EXPENSE CLAIMS. Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, the Administrative Agent, on account of the Debtors, shall pay to each holder of an Allowed Administrative Expense Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

         2.2 COMPENSATION AND REIMBURSEMENT CLAIMS. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under Sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5)
of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Confirmation Date, and
(ii) shall be paid in full by the Administrative Agent, on account of the Debtors, in such amounts as are allowed by the Bankruptcy Court (A) upon the date upon which the order relating to any such Administrative Expense Claim is entered, or as soon thereafter as is practicable, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtors.

         2.3 FEES UNDER 28 U.S.C. SS. 1930. All fees payable in these Chapter 11 Cases under 28 U.S.C. ss. 1930, as agreed by the Debtors or as determined by the Bankruptcy Court, will, if not previously paid in full, be paid by the Administrative Agent, on account of the Debtors, in Cash on the Effective Date and will continue to be paid by the Administrative Agent, on account of the Debtors, as required under 28 U.S.C. ss. 1930 until such time as an order is entered by the Bankruptcy Court closing these Chapter 11 Cases.

         2.4 PRIORITY TAX CLAIMS. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, the Administrative Agent, on account of the Debtors, shall pay to each holder of an Allowed Priority Tax Claim an amount in Cash equal to the Allowed amount of such Claim.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

         The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with Section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan:

       Class            Designation          Impairment      Entitled to Vote
       -----            -----------          ----------      ----------------

      Class 1     Priority Non-Tax Claims    Unimpaired             No

      Class 2    General Unsecured Claims     Impaired              Yes

      Class 3          Daslic Claim           Impaired     No (deemed to reject)

      Class 4        Equity Interests         Impaired     No (deemed to reject)

                                  ARTICLE IV.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

         4.1 CLASS 1 - PRIORITY NON-TAX CLAIMS. Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a different treatment of such Claim, each holder of an Allowed Priority Non-Tax Claim shall receive the unpaid amount of its Allowed Priority Non-Tax Claim on the Effective Date, or as soon thereafter as is practicable in full satisfaction of such Claim.

         4.2 CLASS 2 - GENERAL UNSECURED CLAIMS. The holders of Allowed General Unsecured Claims shall receive their Pro Rata Share of all remaining Cash after payment in full of all Allowed Claims in Sections 2.1, 2.2, 2.3, 2.4, and 4.1 of the Plan, and all Post-Confirmation Expenses through multiple distributions, the first of which shall occur on the Effective Date or as soon thereafter as is practicable.

         4.3 CLASS 3 - DASLIC CLAIM. The holder of the Daslic Claim shall neither receive nor retain any property or interest in Estate Property on account of such Claim.

         4.4 CLASS 4 - EQUITY INTERESTS. All Equity Interests issued by the Debtors shall survive Confirmation. However, each holder of an Equity Interest shall neither receive nor retain any property or interest in Estate Property on account of such Equity Interest. Equity Interest holders are enjoined from taking actions detrimental to the liquidation of the Debtors Estates, taking actions contrary to the terms of the Plan, and taking actions that would impede the implementation of the provisions of the Plan in any way. Those holding Equity Interests are also enjoined from transferring such Equity Interests. In accordance with Section 6.6, all Equity Interests will be cancelled after the Plan has been fully implemented and the Administrative Agent files the appropriate articles of dissolution. On or before the dissolution of the Debtors' corporate existence, the Debtors will file with the United States Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly traded securities.

                                   ARTICLE V.

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

         5.1 DISTRIBUTION RECORD DATE. As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Administrative Agent shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after the Distribution Record Date. The Administrative Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

         5.2 METHOD OF DISTRIBUTIONS UNDER THE PLAN.

                  (a) EFFECTIVE DATE PAYMENTS AND TRANSFERS BY THE ADMINISTRATIVE AGENT. On the Effective Date, or as soon thereafter as is reasonably practicable, the Administrative Agent, on account of the Debtors, shall remit to holders of Allowed Claims the amounts as set forth in the Plan.

                  (b) ADMINISTRATIVE AGENT. The Administrative Agent shall be installed on the Effective Date. The initial Administrative Agent shall be Tamie Barsky, unless she declines the position, in which case the Debtors and the Creditors' Committee shall jointly nominate another Person in advance of the Confirmation Hearing. The Person selected to serve as Administrative Agent will be approved by the Bankruptcy Court in connection with the Confirmation Hearing. Pursuant to an Order dated October 7, 2004, Ms. Barsky was retained as financial consultant to the Debtors. The application to employ Ms. Barsky (along with the description of her qualifications) and the order approving the application are incorporated herein by reference. The Oversight Board may remove the Administrative Agent as provided in Section 6.7(g) of the Plan. The Administrative Agent will not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and in the event that the Administrative Agent is otherwise so ordered, all costs and expenses of procuring any such bond or surety will be borne by the Debtors. The Administrative Agent is elected as the sole Officer and Director of the Debtors, and shall replace all existing Officers and Directors of the Debtors.

                           (1) RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE
AGENT:

                                    (A) LIQUIDATION OF THE DEBTORS. Following
the Effective Date, the Administrative Agent shall conduct an orderly liquidation of the remaining Estate Property consistent with the terms of the Plan.

                                    (B) MANAGEMENT OF THE DEBTORS. Except as
otherwise expressly limited in the Plan, the Administrative Agent shall have control and authority over the Debtors and Estate Property, including the Avoidance Actions and other causes of action that are owned by the Debtors, and over the management and disposition of the Estate Property (including the transfer of any Estate Property that does not constitute a disposition). Except as provided in the Plan, the Administrative Agent need not obtain any court order or approval in the exercise of any power or discretion conferred under the Plan, or account to any court in the absence of a breach of fiduciary duty. The Administrative Agent shall exercise its judgment for the benefit of the creditors in order to maximize the value of Estate Property, giving due regard to the cost, risk, and delay of any course of action. In connection with the management of the Debtors and use of the Estate Property, the Administrative Agent's power to manage the Debtors (except as otherwise expressly limited in the Plan) shall include taking the following action on behalf of the Debtors:

                                             (i) to pursue the liquidation and
marshalling of the Estate Property and to preserve and protect the Estate Property;

                                             (ii) to reconcile, settle, or
object to Claims against the Debtors and to prosecute, settle or abandon the Avoidance Actions and other causes of action that are Estate Property against third parties;

                                             (iii) to make or cause to be made
distributions of Cash in accordance with the terms of the Plan;

                                             (iv) to liquidate and distribute
Estate Property or any portion of or interest in Estate Property, and to dispose of the Estate Property for Cash or on such terms and for such consideration as are reasonable and appropriate;

                                             (v) to enforce payment of notes or
other obligations, including accounts receivable, owed to the Debtors;

                                             (vi) to purchase insurance with
coverage and limits as it deems desirable, including, insurance covering liabilities of the Administrative Agent or employees or agents of the Debtors incurred in connection with their services to the Debtors;

                                             (vii) subject to the requirements
of the Plan, to appoint, engage, employ, supervise and compensate officers, employees, and other persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories, such Persons shall operate only at the direction of the Administrative Agent;

                                             (viii) subject to the limitations
in the Plan, to the extent reasonably required to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of Estate Property during liquidation, to invest and reinvest available Cash, pending distribution, and to liquidate such investments; provided, however, the Administrative Agent shall not receive or retain Cash or Cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of the Estate Property during liquidation;

                                             (ix) to execute, deliver, and
perform on behalf of the Debtors any closing agreement made with the Internal Revenue Service;

                                             (x) to establish the manner of
ascertaining income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period;

                                             (xi) establish funds, reserves and
accounts, as deemed by the Administrative Agent in its discretion to be useful in carrying out the purposes of the Plan;

                                             (xii) sue and be sued and
participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

                                             (xiii) delegate any or all of the
discretionary power and authority conferred with respect to all or any portion of the Estate Property to any one or more reputable individuals or recognized institutional advisors or investment managers without liability for any action taken or omission made because of any such delegation except for such liability as is provided in the Plan;

                                             (xiv) consult with the Oversight
Board at such times and regarding such issues relating to the liquidation of the Debtors and Estate Property as are desirable or required in accordance with the terms of the Plan;

                                             (xv) execute, deliver, and perform
such other agreements and documents and to take or cause to be taken any and all such other actions as may be necessary or desirable to effectuate and carry out the purposes of the Plan;

                                             (xvi) undertake any action
necessary to maintain the corporate existence and/or dissolve the Debtors pursuant to applicable law;

                                             (xvii) undertake any action
necessary to ensure that the Debtors are and remain in good standing and compliance with applicable federal, state, and local laws;

                                             (xviii) file any federal, state, or
local tax returns and provide for the payment of any related taxes; and

                                             (xiv) undertake any action or
perform any obligation provided for or required under the Plan.

                                    (C) EMPLOYMENT AND COMPENSATION OF
PROFESSIONALS. The Administrative Agent shall have the authority to retain and compensate Reed Smith LLP ("Reed Smith") and Schnader Harrison Segal & Lewis LLP ("SHS&L") as counsel to represent it in connection with its duties and responsibilities under the Plan. The Administrative Agent shall also have the authority to retain and compensate such other attorneys, accountants, investment advisors, and other professionals as the Administrative Agent may determine to be necessary or appropriate in carrying out the provisions of the Plan. All Persons employed by the Administrative Agent shall operate only at its direction. The Administrative Agent may pay the reasonable fees and expenses of such professionals without application to the Bankruptcy Court. The fees and expenses of the Administrative Agent and its professionals are, however, subject to review and approval by the Oversight Board as provided for in Section 6.7 of the Plan.

         Reed Smith and SHS&L shall be retained by the Administrative Agent on an hourly-rate basis, plus reasonable out-of-pocket expenses. Reed Smith and SHS&L shall be compensated at the regular hourly rates for both attorneys and paralegals. The current hourly rates for Reed Smith attorneys and paralegals are as follows: $125 to $175 for paralegals; $165 to $375 for associates; and $285 to $605 for partners. The current hourly rates for SHS&L attorneys and paralegals are as follows: $90 to $170 for paralegals; $125 to $270 for associates; and $235 to $480 for partners. These hourly rates are subject to normal periodic adjustments. Invoices for payment of fees and reimbursement of expenses shall be submitted by both Reed Smith and SHS&L to the Administrative Agent and the Oversight Board on a monthly basis.

         During the course of the Bankruptcy Cases, SHS&L, as Debtors' counsel, performed substantial services in connection with claims reconciliation and resolution. Similarly, Reed Smith, as counsel to the Creditors' Committee, performed substantial services in connection with the investigation and analysis of Avoidance Actions as well as other causes of action held by the Debtors. In the interest of efficiency and in an effort to avoid the unnecessary duplication of effort, Reed Smith and SHS&L will divide their representation of the Administrative Agent on these and other matters in the same manner.

         The Administrative Agent may, if/when necessary, retain R. Barry Borden, who served as President and Chief Executive Officer of the Debtors prior to Confirmation, as a consultant at an hourly rate of $175.00. As is true with all of the Administrative Agent's professionals, invoices for Mr. Borden's fees and expenses must be submitted to the Administrative Agent and Oversight Board on a monthly basis for review and approval.

                                    (D) CONSULTATION. The Administrative Agent
shall consult with the Oversight Board in good faith regarding all material issues affecting the Debtors' Estates, including the resolution of Claims objections and Avoidance Actions, and the disposition of Estate Property. Additionally, the Administrative Agent shall seek the advice of the Oversight Board regarding proposed budgets for the Estate, setting forth expected receipts and disbursements for litigation, operations, and other appropriate purposes.

                                    (E) INVESTMENT GUIDELINES. Available Cash
and other Cash held pending distribution, including Cash held in reserve, shall (to the extent permitted by applicable law) be invested by the Administrative Agent in: (i) direct obligations of, or obligations guaranteed or secured by, the United States of America (including United States Treasury Bills); (ii) obligations of any agency or corporation that is or may subsequently be created by or pursuant to an Act of the United States Congress or its agencies or instrumentalities; or (iii) demand deposits or short-term certificates of deposit at any bank or trust company that has, at the time of the acquisition by the Administrative Agent of such investments, capital stock and surplus aggregating at least $100 million and whose short-term debt obligations are rated by at least two nationally recognized statistical rating organizations in one of the two highest categories. Such investments shall mature in the amounts and at the times as, in the judgment of the Administrative Agent, are necessary, or are desirable with a view to providing funds when needed to make payments from the Estate Property. Any investment purchase with the Estate Property shall be deemed a part of the Estate Property. All interest, distributions, dividends and proceeds received by the Administrative Agent in connection with such investments shall be a part of the Estate Property.

                                    (F) PRIVILEGES. Any attorney-client
privilege, work-product privilege, or other privilege or immunity attaching to any documentation or communication shared with or transferred by the Debtors or their professionals to the Administrative Agent or its professionals, shall not be deemed waived and, to the extent the Debtors could claim a privilege or immunity, shall automatically vest in the Administrative Agent.

                                    (G) COMPENSATION. The Administrative Agent
will be compensated on a monthly basis for the first three months following Confirmation. The Administrative Agent's monthly compensation shall be based on an annual salary of $150,000. After the three month period has expired, the Administrative Agent will be compensated at an hourly rate of $175, not to exceed $2,625 per month unless approved by the Oversight Board. In addition to the aforementioned compensation, the Administrative Agent shall also be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of its duties under the Plan.

                  (c) DISTRIBUTIONS OF CASH. At the option of the Administrative Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

                  (d) DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010, unless otherwise provided in the Plan, all distributions to any holder of an Allowed Claim will be made to the holder of each Allowed Claim at the address of such holder as listed in the Schedules, or on the books and records of the

Debtors or their agents unless the Debtors or the Administrative Agent shall have been notified, in advance, in writing of a change of address, including, without limitation, by the timely filing of a proof of claim or interest by such holder that provides an address for such holder different from the address reflected in the Schedules or in the Debtors' or Administrative Agent's books and records. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder will be made unless and until the Administrative Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter, such distribution will be made to such holder without interest; provided, however, that, such undeliverable distributions will be deemed unclaimed property under
Section 347(b) of the Bankruptcy Code at the expiration of 90 days after the date of distribution, the distribution shall irrevocably revert to the Debtors' Estates and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors and their Estates. The Administrative Agent will have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Schedules and its books and records (including any proofs of claim filed against the Debtors).

         5.3 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Administrative Agent, on account of the Debtors, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

         5.4 TIME BAR TO CASH PAYMENTS. Checks issued by the Administrative Agent, on account of the Debtors, in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. The holder of the Allowed Claim to whom such check originally was issued shall make requests for re-issuance of any check to the Administrative Agent. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the sixty (60) day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtors' Estates and any Claim in respect of such voided check shall be discharged and forever barred from assertion against the Debtors and their Estates.

         5.5 MINIMUM DISTRIBUTIONS. No payment of Cash less than $10 shall be made by the Administrative Agent, on account of the Debtors. Any Assets of the Estate that are not distributable in accordance with this Section 5.5 shall be distributed to a charitable organization exempt from federal income tax under
Section 501(c)(3) of the Tax Code to be selected by the Administrative Agent which shall in no way be related to the Debtors or the Administrative Agent, as contemplated by Section 6.4 hereof.

         5.6 SETOFFS. The Administrative Agent, on account of the Debtors, may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that any of the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim.

         5.7 TRANSACTIONS ON BUSINESS DAYS. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

         5.8 ALLOCATION OF PLAN DISTRIBUTION BETWEEN PRINCIPAL AND INTEREST. All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Claim comprising interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

                                  ARTICLE VI.

               MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN
               --------------------------------------------------

         6.1 SUBSTANTIVE CONSOLIDATION.

                  (a) Entry of the Confirmation Order shall constitute the approval, pursuant to Section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtor and the Debtor Subsidiaries for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. On and after the Effective Date, notwithstanding any other provision of the Plan, (i) all assets and liabilities of the Debtor and the Debtor Subsidiaries shall be treated as though they were merged, (ii) no distributions shall be made under the Plan on account of any Claim held by any of the Debtors on account of Intercompany Claims, (iii) no distributions shall be made under the Plan on account of any Equity Interests held by any of the Debtors in any other of the Debtors, (iv) all guarantees or agreements to act as surety by any of the Debtors of the obligations of any of the other Debtors shall be eliminated such that any Claim against any of the Debtors and any guaranty or agreement to act as surety therefore executed by any of the Debtors and any joint or several liability of any of the Debtors shall be one obligation of all of the Debtors, and (v) each and every Claim filed or to be filed in these Chapter 11 Cases of any of the Debtors shall be deemed filed against all of the Debtors, and shall be one Claim against and obligation of all of the Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect the legal and corporate structures of the Debtors or the validity and enforceability of any executory contracts or postpetition agreements entered into by one or more of the Debtors.

                  (b) The substantive consolidation effected pursuant to Section 6.1(a) of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section) affect:
(i): the legal and organizational structures of the Debtors; (ii) the validity or enforceability of any post-Commencement Date executory contracts or unexpired leases entered into by any one or more of the Debtors; or (iii) defenses to any Causes of Action or requirements for any third party to establish mutuality in order to assert a right of setoff.

         6.2 SUBSTANTIVE CONSOLIDATION ORDER. This Plan shall serve as a motion seeking entry of an order substantively consolidating the Debtors' Estates for the limited purposes described in this Article VI. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan on or before the deadline set by the Court for the filing of objections to confirmation of the Plan, an order (which may be the Confirmation Order) approving limited substantive consolidation may be entered by the Court. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing. Notwithstanding this provision, nothing herein shall affect the obligation of each of the Debtors to pay quarterly fees to the United States Trustee in accordance with 28 U.S.C. ss. 1930(a)(6).

         6.3 DISTRIBUTIONS TO HOLDERS AS OF THE DISTRIBUTION RECORD DATE. As of the close of business on the Distribution Record Date, the Claims Register, the equity register and transfer and other registers as maintained by the Debtors and their respective agents, as applicable, will be closed and there will be no further changes in the record holder of any Claim or Equity Interest. Neither the Administrative Agent nor the Debtors shall have any obligation to recognize any transfer of any Claim or Equity Interest occurring after the Distribution Record Date. The Administrative Agent and the Debtors will instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the Claims Register and equity register and other registers as of the close of business on the Distribution Record Date.

         6.4 CLOSING OF CHAPTER 11 CASES BY CHARITABLE GIFT. If at any time the Administrative Agent determines that the expense of administering the Debtors' Estates so as to make a final distribution to Allowed Claims is likely to exceed the value of the assets remaining in the Estates, the Administrative Agent shall apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to close the Chapter 11 Cases, (ii) donate any balance to a charitable organization exempt from federal income tax under Section 501(c)(3) of the Tax Code that is unrelated to the Administrative Agent, any of the Debtors, or any insider of any of the Debtors, to the knowledge of the Administrative Agent, and
(iii) close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules. Notice of such application shall be given, to the extent practicable, to those parties who have filed requests for notices and whose electronic addresses remain current and operating.

         6.5 RELEASE OF LIENS Except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, (i) each holder of: (a) any purported Secured Claim; and/or (b) any judgment, personal property or AD VALOREM tax, mechanics' or similar Lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estate any and all property of any of the Debtors or their Estates that secures or purportedly secures such Claim, or such Lien and/or Claim shall automatically, and without further action by such of the Debtors or its Estate, be deemed released; and (z) execute such documents and instruments as the Administrative Agent requires to evidence the holder of a Claim's release of such property or Lien, and if such holder refuses to execute appropriate documents or instruments, the Administrative Agent, on account of the Debtors, may, in its discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any holder of a Claim's rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert or be transferred to the Administrative Agent, on account of the Debtors, free and clear of all Claims, interests, and Liens of any kind.

         6.6 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, except as expressly provided in this Plan, the promissory notes, share certificates and other instruments evidencing a Claim or Interest shall be deemed cancelled without further act or action under any applicable agreement or Law, and the obligations of the Debtors under the agreements, instruments, trust indentures and certificates governing such Claims and Interests, as the case may be, shall be discharged. The Equity Interests in the Debtors shall be cancelled by the Administrative Agent's filing of the appropriate articles of dissolution after the Plan has been fully implemented and administered, and after all Estate Property has been distributed.

         6.7 CREATION OF OVERSIGHT BOARD.

                  (a) The Oversight Board shall initially consist of Jeff Pasquale and representatives of Telcove and Applied Theory Corporation. Thereafter, all vacancies on the Oversight Board shall be filled by majority vote of the remaining members of the Oversight Board.

                  (b) The Oversight Board shall have the responsibility of monitoring and overseeing the Administrative Agent's implementation of the Plan.

                  (c) By majority vote, the Oversight Board shall have the authority to approve payment of any fees and expenses of the Administrative Agent and its professionals, such approval not to be unreasonably withheld. All fees and expenses of the Administrative Agent and its professionals will be submitted to the Oversight Board for review and approval. The Oversight Board shall raise any objections within five (5) Business Days after having received the subject invoices, and if no objections are raised within that time, the Administrative Agent shall pay the professionals in full.

                  (d) The Oversight Board shall also have the authority to review and deny any settlement(s) of Claims or Causes of Action in excess of $25,000. Settlements of Claims or Causes of Action that are less than or equal to $25,000 do not require the approval of the Oversight Board and are within the business judgment and sole discretion of the Administrative Agent. Settlements in excess of $25,000 must be approved by majority vote of the Oversight Board.

                  (e) Notwithstanding any other provision of the Plan, by majority vote of the members of the Oversight Board, the Oversight Board may (i) require the Administrative Agent to take any action authorized by the Plan, (ii) require the Administrative Agent to refrain from taking any action that is inconsistent with the duties of the Administrative Agent under the Plan, and
(iii) direct the Administrative Agent to make distributions either more or less frequently than otherwise required under the Plan.

                  (f) The Administrative Agent must obtain majority approval of the Oversight Board to: (i) incur debt secured by Estate Property; (ii) sell or abandon Estate Property; and (iii) modify the Plan.

                  (g) Members of the Oversight Board will be compensated for their services at a rate of $2,000 per member per month for the three (3) months immediately following the Effective Date, and at an hourly rate of $175, not to exceed $2,000 per month thereafter. Members shall also be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the fulfillment of their duties. Such reimbursement shall not include fees or expenses of counsel or any other professional.

                  (h) By majority vote, the Oversight Board may remove the Administrative Agent from office only for: (i) fraud, willful misconduct, or gross negligence in connection with its duties under the Plan, including the liquidation of the Debtors and the Estate Property; (ii) such physical or mental disability that subsequently prevents the Administrative Agent from performing the duties of Administrative Agent under the Plan; or (iii) cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, other than as specified in the foregoing clauses (i) and (ii).

                  (i) By majority vote, a member of the Oversight Board may be removed for: (i) fraud, willful misconduct, or gross negligence in connection with its duties under the Plan; (ii) such physical or mental disability that subsequently prevents the member from performing its the duties under the Plan; or (iii) cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, other than as specified in the foregoing clauses (i) and
(ii).

                  (j) The Oversight Board shall not have any authority other than that granted under the terms of the Plan. The Oversight Board shall not have the authority to prevent the Administrative Agent from filing an objection to Claim or initiating an adversary proceeding.

                  (k) Any dispute between the Administrative Agent and the Oversight Board shall be resolved by the Bankruptcy Court.

         6.8 ADMINISTRATIVE AGENT'S AND DEBTORS' POST-CONFIRMATION ROLES; DISSOLUTION. The Administrative Agent, on account of the Debtors, shall perform each of the following acts as soon as practicable on or after the Effective
Date:

                  (a) PAYMENTS AND TRANSFERS. On the Effective Date, or as soon thereafter as is reasonably practicable, the Administrative Agent, on account of the Debtors, shall make payments and transfers to holders of Allowed Claims to claimants in the manner set forth at Sections 2.1, 2.2, 2.3, 2.4, 4.1, and 4.2 hereof, and in accordance with Section 5.2 hereof.

                  (b) ADMINISTRATION OF TAXES. The Administrative Agent, on account of the Debtors, shall be responsible for all tax matters (but specifically excluding the payment thereof from proceeds other than proceeds of the Estates) of the Debtors until certificates of cancellation or dissolution shall have been filed in accordance with Section 6.7(d) hereof.

                  (c) CLAIMS ADMINISTRATION AND PROSECUTION AND PLAN DISTRIBUTIONS. The Administrative Agent, on account of the Debtors, shall have the power and authority to prosecute and resolve objections to any and all Disputed Claims (including without limitation those filed by the Debtors prior to the Effective Date). The Administrative Agent, on account of the Debtors, shall also continue to have the power and authority to hold, manage, and distribute Plan distributions to the holders of Allowed Claims consistent with applicable provisions of this Plan.

                  (d) DISSOLUTION. Within thirty (30) days after its completion of the acts required by the Plan, or as soon thereafter as is practicable, the Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or the Administrative Agent; PROVIDED, HOWEVER, that the Administrative Agent, on account of the Debtors, shall file with the office of the Secretary of State in each of the Debtors' states of organization, a certificate of cancellation or dissolution. No approval of the shareholders or directors of the Debtors shall be required for filing of the articles of dissolution.

                  (e) FINAL REPORT. On filing the articles of dissolution, the Administrative Agent shall file with the Bankruptcy Court and serve on the United States Trustee and Oversight Board a final report containing the following information: (i) a list of all Estate Property and funds of the Debtors originally charged under the Administrative Agent's control; (ii) a summarized accounting, in sufficient detail, of all purchases, sales, gains, losses, and income in connection with the liquidation and distribution of the Estate Property during the Administrative Agent's term of service; and (iii) any ending balance of all assets and funds of the Debtors as of the date of the final report.

                  (f) DISCHARGE OF ADMINISTRATIVE AGENT. Unless a majority of the Oversight Board members object to the final report within thirty (30) days after the date on which such report was presented to the Oversight Board, the Administrative Agent shall be discharged from all liability to the Debtors, holders of Equity Interests, and holders of Claims, or any other person or entity that has had or may have an interest in the Debtors for acts or omissions in the Administrative Agent's capacity as the Administrative Agent or in any other capacity contemplated by the Plan.

         6.9 BOOKS AND RECORDS. The Administrative Agent, on account of the Debtors, shall have the responsibility of storing and maintaining books and records until one year after the Effective Date, after which time such books and records may be abandoned or destroyed without further Bankruptcy Court order. For purposes of this Section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all of the claims and rights of the Debtors in and to their books and records, wherever located.

         6.10 CORPORATE ACTION. Upon the Effective Date, the Debtors, through the Administrative Agent, which is hereby authorized to act on behalf of each of the Debtors, shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefore, and all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, or comparable governing bodies of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other applicable governing law) of the state in which each of the Debtors are incorporated or organized, without any requirement of further action by the stockholders or directors (or other governing body) of any of the Debtors. The Administrative Agent, on account of the Debtors, shall be authorized and directed, following the completion of all disbursements, other transfers, and other actions required of the Administrative Agent by the Plan, to file a certificate of cancellation or dissolution as contemplated by Section 6.7(d) hereof for each of the Debtors. The filing of such certificates of cancellation or dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors (or other governing body) of the Debtors.

         6.11 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. The Administrative Agent, on behalf of the Debtors, is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                                  ARTICLE VII.

                         PROCEDURES FOR DISPUTED CLAIMS
                         ------------------------------

         7.1 OBJECTIONS TO CLAIMS. The Administrative Agent, on account of the Debtors, shall be entitled to object to any and all Disputed Claims.

         7.2 NO DISTRIBUTION PENDING ALLOWANCE. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

         7.3 RESOLUTION OF DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, following the Effective Date, the Administrative Agent, on account of the Debtors, shall have the right to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than sixty (60) days after the Effective Date. From and after the Confirmation Date, all objections shall be litigated to a Final Order except to the extent the Administrative Agent, on account of the Debtors, elects to withdraw any such objection or the Administrative Agent, on account of the Debtors, and the holder of a Claim elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court. Settlements of Claims in excess of $25,000 are, however, subject to review and approval by the Oversight Board as provided for in Section 6.7 of the Plan.

         7.4 ESTIMATION. The Administrative Agent, on account of the Debtors, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Administrative Agent previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Administrative Agent, on account of the Debtors, may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently, without further order of the Bankruptcy Court. Settlements of Claims in excess of $25,000 shall be subject to review and approval by the Oversight Board as provided for in Section 6.7 of the Plan.

         7.5 ALLOWANCE OF DISPUTED CLAIMS. If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the Administrative Agent, on account of the Debtors, shall, no later than the fifteenth (15th) Business Day of the first month following the month in which the Disputed Claim becomes an Allowed Claim, distribute to the holder thereof the distributions, if any, that such holder would have received had its Claim been Allowed on the Effective Date, except as otherwise provided herein.

         7.6 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS UPON DISALLOWANCE OF DISPUTED CLAIMS. Subject to Section 6.4 hereof, upon disallowance of any Disputed Claim, each holder of an Allowed Claim in the same Class as the disallowed Disputed Claim will be entitled to its Pro Rata Share of Cash equal to the distribution that would have been made in accordance with the Plan to the holder of such Disputed Claim had such Disputed Claim been an Allowed Claim on or prior to the Effective Date. Such distributions on account of disallowed Disputed Claims will be made as soon as practicable after the fifteenth Business Day following allowance or disallowance of the last Disputed Claim. Upon allowance or disallowance of all or a portion of such Disputed Claims, the Administrative Agent, on account of the Debtors, will make appropriate distributions in accordance with the Plan.

                                 ARTICLE VIII.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

         8.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Effective Date, all tariffed services being received by any of the Debtors shall be deemed terminated and all executory contracts and unexpired leases to which any of the Debtors are a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court entered prior to the Effective Date or (ii) is the subject of a separate motion to assume and assign or reject filed under Section 365 of the Bankruptcy Code by the Debtors prior to the Effective Date.

         8.2 APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Entry of the Confirmation Order shall constitute the approval, pursuant to
Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

         8.3 REJECTION CLAIMS. In the event that the rejection of an executory contract or unexpired lease by the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or any property to be distributed under the Plan unless a proof of claim is filed with the Bankruptcy Court and served upon the Debtors and the Administrative Agent on or before the date that is thirty (30) days after the Confirmation Date.

                                  ARTICLE IX.

                            EFFECTIVENESS OF THE PLAN
                            -------------------------

         9.1 CONDITION PRECEDENT TO CONFIRMATION OF PLAN. The following are conditions precedent to the confirmation of the Plan:

                  (a) The Bankruptcy Court shall have approved by Final Order the Disclosure Statement with respect to this Plan, in form and substance satisfactory to the Debtors and the Creditors' Committee; and

                  (b) The Confirmation Order shall have been entered by the Court and shall have become a Final Order, all in form and substance reasonably acceptable to the Debtors and the Creditors' Committee.

         9.2 CONDITIONS PRECEDENT TO EFFECTIVE DATE. The following are conditions precedent to the Effective Date of the Plan:

                  (a) No stay of the Confirmation Order shall then be in effect; and

                  (b) The Debtors shall have sufficient Cash to pay the sum of
(i) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Secured Claims (if any), Allowed Priority Non-Tax Claims, and the Debtors' and the Creditors' Committee's unpaid professional fees and expenses, (ii) an amount that would be required to distribute to the holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Secured Claims, and

Disputed Priority Non-Tax Claims if all such Claims are subsequently Allowed, as set forth more fully in Article VII hereof, and (iii) an amount that would be required to satisfy all the Debtors' costs and expenses, and projected costs and expenses, in connection with the Debtors' obligations under the Plan.

                  (c) All other actions, documents, agreements and instruments necessary to implement the Plan shall have been received, recorded, executed, and/or delivered.

         9.3 SATISFACTION OF CONDITIONS. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide that one of the conditions precedent set forth in Section 9.2 hereof cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

         9.4 EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE. If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before MARCH 31, 2005, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this Section 9.4, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against the Debtors.

                                   ARTICLE X.

                             EFFECT OF CONFIRMATION
                             ----------------------

         10.1 VESTING OF ASSETS.

                  (a) As of the Effective Date, title to the property of the Estates shall vest in the Debtors, subject to the Administrative Agent's obligation to administer, liquidate, and distribute the property in accordance with the terms of this Plan.

                  (b) As of the Effective Date, all assets of the Debtors shall be free and clear of all Claims, except as provided in the Plan or the Confirmation Order.

         10.2 RELEASE OF ASSETS. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Debtors and their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matter set forth in Article XI hereof.

         10.3 BINDING EFFECT. Except as otherwise provided in Section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

         10.4 TERM OF INJUNCTIONS OR STAYS. Unless otherwise expressly provided herein, all injunctions or stays arising under or entered during the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of the Chapter 11 Cases.

         10.5 CAUSES OF ACTION. Except as otherwise provided in the Plan, on and after the Effective Date, the Administrative Agent, on account of the Debtors, will have the exclusive right to enforce any and all Causes of Action against any person. The Administrative Agent, on account of the Debtors, may pursue, abandon, settle, or release any or all Causes of Action as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Administrative Agent, on account of the Debtors, may, in its sole discretion, offset any such claim held against a person, against any payment due such person under the Plan, PROVIDED, HOWEVER, that any claims of the Debtors arising before the Commencement Date shall first be offset against Claims against the Debtors arising before the Commencement Date, subject in each instance, however, to the limitations of Section 5.6 hereof with respect to Avoidance Actions. Settlements of Claims in excess of $25,000 are subject to approval by the Oversight Board pursuant to Section 6.7 of the Plan.

         10.6 INJUNCTION. On and after the Confirmation Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively, or otherwise) on account of or respecting any Claim or Cause of Action of the Debtors for which the Administrative Agent, on account of the Debtors, retains sole and exclusive authority to pursue in accordance with the Plan.

         10.7 INJUNCTION AGAINST INTERFERENCE WITH PLAN. Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present, future, or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

         10.8 RETENTION AND PRESERVATION OF CLAIM OBJECTIONS AND CAUSES OF
ACTION: Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, upon entry of the Confirmation Order, the Debtors' right to object to all Claims and Interests asserted against them and all of the Debtors' Causes of Action, including without limitation: (1) preference actions under to section 547 of the Bankruptcy Code against those parties receiving payments from the Debtors within ninety (90) days prior to the Petition Date, these potential preference defendants are listed on EXHIBIT A to the Plan; (2) the Debtors' claim against Stephen Hurley for amounts owed to the Debtors by Mr. Hurley under or related to a December 15, 2000 Promissory Note and Restricted Stock Agreement; (3) claims against other current or former employees of the Debtors for the collection of unpaid employee loans, including but not limited to claims against the following Stan Bielicki - $15,328, Dean McDavitt - $24,525, and Michael McClane - $42,039;
(4) claims against CBTEK, LLC; Choice One Communications of New York, Inc., US LEC Corporation; and Robert L. Bast, Patricia B. Ayerle, William Bast, C. Winston Balis, Jr., Peter G. Randall, Julia Randall Sharpe, Anne A. Strong and Clarence Wurts; in each case in connection with the post-petition purchase and sale of assets and/or provision of services by the Debtors; (5) any and all claims of the Debtors against the Estate of AppliedTheory Corporation in connection with the purchase by the Debtors of certain assets from it, and related transactions; (6) any and all claims against Clear Blue Technologies, Inc. and its affiliates in connection with transactions and events relating to the purchase by the Debtors of certain assets of the Estate of AppliedTheory, the collection of accounts related to the same, and services provided by the Debtors to or for the benefit of Clear Blue Technologies, Inc. or its affiliates or their customers; (7) any and all claims against Jeffrey Pasquale, Avi Freedman, Elbert Basolis, Jr., and any other former stockholder of Netaxs, Inc., a New Jersey corporation, relating to the Agreement and Plan of Reorganization by and among Fastnet Corporation, Fastnet Merger Corp., Netaxs, Inc., and such shareholders, and the transactions and agreements related thereto; (8) all claims and Causes of Action disclosed in the Debtors' Schedules and Statements of Financial Affairs, which are incorporated herein by reference; and (9) any and all other Claims and Causes of Action that the Debtors hold preconfirmation, including, but not limited to, Claims for unpaid accounts receivable and fraudulent transfer, shall vest in the reorganized Debtors.

         Unless a Claim or Cause of Action against a Creditor or other entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors (including without limitation, Claims and Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including without limitation, the doctrines of RES JUDICATA, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or any other Final Order.

                                  ARTICLE XI.

                            RETENTION OF JURISDICTION
                            -------------------------

         11.1 JURISDICTION OF BANKRUPTCY COURT. The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                  (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, any proceeding to recover a Cause of Action or Avoidance Action;

                  (c) To issue orders as may be necessary to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

                  (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim;

                  (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

                  (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

                  (h) To hear and determine any application to modify the Plan in accordance with Section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

                  (i) To hear and determine all applications under Sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

                  (j) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

                  (k) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

                  (l) To recover all assets of any of the Debtors property of any of the Estates, wherever located;

                  (m) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (n) To hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any taxes payable by a trust or reserve established in furtherance of the Plan);

                  (o) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

                  (p) To hear and determine all disputes arising between the Administrative Agent and the Oversight Board; and

                  (q)      To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XII.

                              CRAMDOWN RESERVATION
                              --------------------

         12.1 NONCONSENSUAL CONFIRMATION. If any impaired class votes to accept the Plan by the requisite statutory majorities provided in Sections 1126(c) and 1126(d) of the Bankruptcy Code, as applicable, or if any impaired class is deemed to have rejected the Plan, the Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code and/or amend the Plan in accordance with Section 13.10 hereof to the extent necessary to obtain entry of a confirmation order.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         13.1 DISSOLUTION OF CREDITORS' COMMITTEE. The Creditors' Committee shall dissolve on the Effective Date.

         13.2 RECORD DATE. At the close if business on the Distribution Record Date, (i) the claims registers shall be closed, (ii) the transfer books and records as maintained by the Debtors or their respective agents shall be closed, and (iii) any transfer of a Claim shall be prohibited. The Debtors and the Administrative Agent shall have no obligation to recognize any transfer of any such Claim occurring after the close of business on the Distribution Record Date.

         13.3 SUBSTANTIAL CONSUMMATION. On the Effective Date or as soon thereafter as practicable, but in no event, later than MARCH 31, 2005, the Plan shall be deemed to be substantially consummated under Sections 1101 and 1127(b) of the Bankruptcy Code.

         13.4 EXEMPTION FROM TRANSFER TAXES. Subject to orders entered by the Bankruptcy Court prior to the Confirmation Date authorizing certain sales of real property, pursuant to Section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use, or other similar tax.

         13.5 RELEASES. In consideration of the efforts expended and to be expended by the Debtors, the Creditors' Committee and the Administrative Agent, and former officers and directors (other than those subject to potential Causes of Action as described herein) in conjunction with their operational and financial restructuring during the Chapter 11 Cases, on the Effective Date, the Debtors will automatically release and will be deemed to release any and all Claims (including any Claims arising out of any alleged fiduciary or other duty) that it has or may have against the Administrative Agent and its professionals, the Creditors' Committee and its professionals, the Debtors' professionals, and any of the Debtors' officers and directors (other than those subject to potential Causes of Action as described herein) who held such positions after the Commencement Date in their capacities as such, arising or based upon any actions, conduct or omissions occurring after the Commencement Date and prior to the Effective Date, excluding willful misconduct and gross negligence (the "Release Parties"). The Confirmation Order shall constitute an order approving the compromise, settlement and release of any and all such claims pursuant to
Section 1123(b)(3)(A) of the Bankruptcy Code. To the full extent permitted by applicable Law, each holder of a Claim (whether or not Allowed) against or Equity Interest in the Debtors shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover and shall be deemed to release any Claim against the Release Parties for actions occurring prior to the Effective Date, excluding, however, willful misconduct and gross negligence.

         13.6 EXCULPATION. Neither the Debtors, the Creditors' Committee, the Administrative Agent, nor any of their respective members, officers, directors, employees, advisors, professionals or agents, (collectively, "Exculpation Parties") shall have or incur any liability to any holder of a Claim or Equity

Interest for any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Exculpation Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         13.7 STANDARD OF CARE; INDEMNIFICATION; EXCULPATION. The Administrative Agent, acting in the capacity as Administrative Agent or in any other capacity contemplated by the Plan, and Oversight Board Members shall not be personally liable in connection with any action in furtherance of the liquidation of the Debtors and the Estate Property or to any person or entity, except for such acts or omissions constituting fraud, willful misconduct, or gross negligence. The Administrative Agent shall not be personally liable to the Debtors, any holder of Claims or Equity Interests, or any person or entity for the acts or omissions of any employee or agent of the Debtors or Administrative Agent, unless the Administrative Agent acted with gross negligence or willful misconduct in the selection, retention, or supervision of such employee or agent. Except in those situations in which the Administrative Agent is not exonerated of personal liability in accordance with the foregoing, the Administrative Agent (including each former Administrative Agent) shall be indemnified by the Debtors against, and held harmless by the Debtors, Creditors, Interestholders, or any other person or entity from any losses, claims, damages, liabilities or expenses (including attorneys fees, disbursements, and related expenses) to which the Administrative Agent may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against the Administrative Agent in the Administrative Agent's capacity as Administrative Agent, or in any other capacity contemplated by the Plan or in connection with any matter arising out of or related to the Plan. If the Administrative Agent becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, the Debtors shall periodically advance or otherwise reimburse on demand the Administrative Agent's reasonable legal and other expenses (including the costs of any investigation and preparation and attorneys fees, disbursements, and related expenses) incurred in connection therewith; provided, however, the Administrative Agent shall be required to repay promptly the Debtors the amount of any such advanced or reimbursed expenses paid to the Administrative Agent to the extent that it shall be ultimately determined by Final Order that the Administrative Agent engaged in fraud, willful misconduct, or gross negligence in connection with the affairs of the Debtors or the orderly liquidation of the Estate Property with respect to which such expenses were paid. The Debtors may indemnify and hold harmless its employees and agents, including the members of the Oversight Board, to the same extent as provided in this section for the Administrative Agent. The provisions of this section of the Plan shall remain available to and be binding on any former Administrative Agent or the estate of any deceased Administrative Agent.

         13.8 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent may rely, and shall be fully, protected in acting or refraining from acting, on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Administrative Agent has no reason to believe is not genuine and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties, and the Administrative Agent may conclusively rely as to the truth of the statements and correctness of the opinions expressed in such documents; provided, however, the Administrative Agent shall be under a duty to examine, or caused to be examined, the above-referenced documents to determine whether such documents conform to the requirements of the Plan. The Administrative Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection regarding any action taken or suffered by the Administrative Agent in accordance with such opinion. The Administrative Agent shall have the right at any time to seek instructions from the Bankruptcy Court (or any other court of competent jurisdiction after the chapter 11 cases are finally closed) concerning the Estate Property, the Plan, or any other document executed in connection therewith, and those instructions shall be full and complete authorization regarding any action taken or suffered by the Administrative Agent in accordance with those instructions.

         13.9 DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS. Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by
Section 1141 of the Bankruptcy Code. Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

         13.10 POST-CONFIRMATION DATE FEES AND EXPENSES.

                  (a) FEES AND EXPENSES OF PROFESSIONALS. The Administrative Agent, on account of the Debtors, shall, in the ordinary course of business and without the necessity for approval by the Bankruptcy Court, pay the reasonable fees and expenses, incurred after the Effective Date, of the professional persons employed by the Administrative Agent, in connection with the implementation and consummation of the Plan, the claims reconciliation process, and any other matters as to which such professionals may be engaged. Pursuant to
Section 6.7(c) of the Plan, the Administrative Agent and its professionals shall submit monthly invoices for payment of fees and reimbursement of expenses to the Oversight Board for review and approval. If the Oversight Board does not object to such fees and expenses within ten (10) Business Days after submission of the invoice, the Administrative Agent shall remit payment in full. If there is a dispute as to the reasonableness of any invoice, the Administrative Agent shall timely pay the undisputed portion, and the Oversight Board or the affected party may submit the dispute to the Bankruptcy Court for a final determination.

         13.11 PAYMENT OF STATUTORY FEES. On the Effective Date, and thereafter as may be required, the Administrative Agent, on account of the Debtors, shall pay all fees payable pursuant to Section 1930 of chapter 123 of title 28 of the United States Code.

         13.12 MODIFICATION OF PLAN. The Plan may be amended, modified, or supplemented by the Debtors and the Creditors' Committee, jointly, in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Administrative Agent, on account of the Debtors, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan. Prior to the Effective Date, the Debtors and the Creditors' Committee, jointly, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, PROVIDED that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

         13.13 REVOCATION OR WITHDRAWAL OF PLAN. Each of the Debtors and the Creditors' Committee reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtors or the Creditors' Committee take such action, the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

         13.14 COURTS OF COMPETENT JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

         13.15 SEVERABILITY. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors or the Creditors' Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         13.16 GOVERNING LAW. Except to the extent the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

         13.17 EXHIBITS. All exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

         13.18 SUCCESSORS AND ASSIGNS. All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

         13.19 TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

         13.20 NOTICES. All notices, requests and demands to or upon the Debtors, the Creditors' Committee or the Administrative Agent, as the case may be, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

          SCHNADER HARRISON SEGAL & LEWIS LLP
          Nicholas J. LePore III, Esquire
          1600 Market Street, Suite 3600
          Philadelphia, Pennsylvania 19103
          (215) 751-2286
          (215) 751-2205
          nlepore@schnader.com

          COUNSEL TO THE DEBTORS

If to the Creditors' Committee:

          REED SMITH LLP
          Robert P. Simons, Esq.
          435 Sixth Avenue
          Pittsburgh, Pennsylvania 15219
          (412) 288-3131
          (412) 288-3063 (fax)
          rsimons@reedsmith.com

          COUNSEL TO THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

If to the Administrative Agent:

          Tamie Barsky
          c/o FN Estate, Inc.
          Two Courtney Place, Suite 130
          3865 Courtney Street
          Bethlehem, PA  18017

          ADMINISTRATIVE AGENT

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE TO FOLLOW

                            Dated: DECEMBER 30, 2004

                                    Respectfully submitted,

                                    FN ESTATE, INC.

                                    By: /s/ R. Barry Borden
                                        ----------------------------------------
                                    Name: R. Barry Borden
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    NETAXS CORPORATION

                                    By: /s/ R. Barry Borden
                                        ----------------------------------------
                                    Name: R. Barry Borden
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    SUPERNET, INC.

                                    By: /s/ R. Barry Borden
                                        ----------------------------------------
                                    Name: R. Barry Borden
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    NETREACH, INC.

                                    By: /s/ R. Barry Borden
                                        ----------------------------------------
                                    Name: R. Barry Borden
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    FASTNET ACQUISITION, INC.

                                    By: /s/ R. Barry Borden
                                        ----------------------------------------
                                    Name: R. Barry Borden
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    FASTNET ACQUISITION CORP.

                                    By: /s/ R. Barry Borden
                                        ----------------------------------------
                                    Name: R. Barry Borden
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                    OF FASTNET CORPORATION, ET AL.

                                    By: /s/ Robert P. Simons by NRP
                                        ----------------------------------------
                                    Name: Robert P. Simons, Esq.
                                          --------------------------------------
                                    Title: Counsel to the Committee
                                           -------------------------------------

                                    EXHIBIT A
                          TO JOINT PLAN OF LIQUIDATION


                  50 Chestnut Plaza
                  Adelphia Business Solutions
                  AMC Networks
                  AT&T
                  ATX Communications
                  Barton Personnel Systems
                  Bast, Robert
                  Broadwing Communications
                  Brodhead Road Associates
                  Cambrian Communications
                  Cavalier Telephone
                  COVAD
                  Cozen O'Connor
                  CTSI
                  Cybertech Wireless
                  Data Center Design
                  DH Capital
                  Emergency System Service
                  Equinix
                  EQUUS
                  Fairfield Development Associates
                  Fore Financial Services
                  General Electric Credit Equity
                  Genuity Solutions, Inc.
                  Goldberg, Alan I.
                  Golden, Jerry
                  Gosnell Properties
                  Hower, Lois
                  Hurly, Steve
                  Icoresoft, LLC
                  Integrity Personnel
                  IPASS
                  KPMG LLP
                  Lee Park Investors
                  Level 3 Communications
                  MFS Telecom, Inc.
                  Morgan, Lewis & Bockius LLP
                  MPX, Inc.
                  National Railroad Passenger Corporation
                  Office Park
                  Paetec Communications, Inc.
                  Peco Energy
                  Peco/Hyperion - Allentown
                  PP&L Inc.
                  Qwest
                  Sercie Electric Cable
                  Sprint
                  Standard Funding Corp.
                  Strattech Partners, LLC
                  Suneyes
                  Susquehanna Chestnut Partners
                  Switch & Data
                  Telecomnow
                  Time Warner Telecom
                  UGI Utilities
                  Verizon Cabs
                  Worldcom
                  XO Communications


___________________

* Any and all transferees identified in Exhibit 3A to the Debtors' Statements of Financial Affairs, whether or not listed above.